  Exhibit 99.1

Monopar Appoints Octávio Costa, MD, as Chief Medical Officer

WILMETTE, Ill., July 12, 2021 – Monopar Therapeutics Inc. (Nasdaq: MNPR), a clinical-stage biopharmaceutical company primarily focused on developing proprietary therapeutics designed to extend life or improve the quality of life for cancer patients, today announced the appointment of Octávio Costa, MD, as Chief Medical Officer. In this role, Dr. Costa will oversee global clinical development and regulatory affairs, and will provide strategic direction for Monopar’s pipeline.

Dr. Costa joins Monopar with over 30 years of experience overseeing clinical development, clinical operations, development strategy and global medical affairs. He has extensive Phase 1 through 4 clinical development expertise as well as regulatory experience. Dr. Costa’s previous roles include positions of increasing responsibility in clinical development at Merck, Celgene, Novartis and most recently as Chief Medical Officer at Rafael Pharmaceuticals. He has played an important role in the development and life-cycle management of significant products, including the blockbuster product REVLIMID® (lenalidomide). Dr. Costa earned his Doctor of Medicine from The Medical College of Sorocaba, São Paulo.

“We are excited to welcome Octávio, especially as our lead program enters late-stage clinical studies,” said Chandler Robinson, MD, Chief Executive Officer of Monopar. “Octávio’s track record of navigating all stages of clinical development will aid Monopar in executing our growing clinical development pipeline.”

“I am thrilled to be joining this accomplished management team, as Monopar’s Chief Medical Officer,” said Dr. Costa. “My industry knowledge and expertise in moving cancer therapies through all stages of clinical testing is well suited to help accelerate Monopar’s pipeline of innovative mid- and late-stage clinical programs and early drug development candidates.”

About Monopar Therapeutics Inc.

Monopar Therapeutics is a clinical-stage biopharmaceutical company primarily focused on developing proprietary therapeutics designed to extend life or improve the quality of life for cancer patients. Monopar's pipeline consists of Validive for the prevention of chemoradiotherapy-induced severe oral mucositis in oropharyngeal cancer patients; camsirubicin for the treatment of advanced soft tissue sarcoma; a late-stage preclinical antibody, MNPR-101, for advanced cancers and severe COVID-19; and an early-stage camsirubicin analog, MNPR-202, for various cancers. For more information, visit: www.monopartx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include statements concerning Dr. Costa providing strategic direction for Monopar’s pipeline and Dr. Costa aiding in executing or accelerating Monopar clinical development. The forward-looking statements involve risks and uncertainties including, but not limited to Dr. Costa’s unknown future contributions to Monopar and the significant general risks and uncertainties surrounding the research, development, regulatory approval, and commercialization of therapeutics. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

CONTACT:

Monopar Therapeutics Inc.
Investor Relations
Kim R. Tsuchimoto
Chief Financial Officer
kimtsu@monopartx.com

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